Consent of Independent Registered Public Accounting Firm
The Board of Directors
MoneyGram International, Inc.:
We consent to the incorporation by reference in the registration statements No. 333-239160, No. 333-204934, No. 333-190257, No. 333-176567, No. 333-159709, No. 333-125122, and No. 333-116976 on Form S-8 and registration statement No. 333-255122 on Form S-3 of our reports dated February 25, 2022, with respect to the consolidated financial statements of MoneyGram International, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Dallas, Texas
February 25, 2022